Exhibit 10.112

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SECOND AMENDMENT TO LEASE AGREEMENT
THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made this 29th day of April, 2015 (the “Second Amendment Effective Date”) by and between TDC GREEN SOUTHPARK, LLC, a Delaware limited liability company (“Landlord”) and QUICKEN LOANS INC., a Michigan corporation (“Tenant”).
WITNESSETH:
THAT WHEREAS, Landlord and Tenant are parties to that Lease Agreement dated April 2, 2012 (the “Original Lease”), as amended by that First Amendment to Lease Agreement dated March 5, 2013 (as amended, the “Lease”);
WHEREAS, pursuant to the terms of the Lease, Tenant is currently leasing Suite 200, containing 19,200 rentable square feet and Suite 300, containing approximately 10,841 rentable square feet (the “Existing Premises”) in the building commonly known as Two SouthPark Center (the “Building”), whose street address is 6135 Park South Drive, Charlotte, North Carolina;
WHEREAS, Tenant desires to lease certain premises on the fourth floor of the Building, identified as Suite 400, containing approximately 19,355 rentable square feet (the “Fourth Floor Premises”) and shown on Exhibit A attached hereto and incorporated herein;
WHEREAS, Landlord has agreed to lease the Fourth Floor Premises to Tenant, and Landlord and Tenant have agreed to modify the Lease as provided herein .
NOW THEREFORE, for the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:
1.Ratification; Defined Terms. Except as modified by this Amendment, the Lease is ratified and confirmed. Upon the execution of this Amendment, this Amendment is a part of the Lease. Capitalized terms not otherwise defined herein shall have the meaning set out in the Lease.
2.Fourth Floor Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Fourth Floor Premises on the terms and conditions set forth herein. Accordingly, from and after the Fourth Floor Effective Date (defined below), the Premises shall refer collectively to the Existing Premises and the Fourth Floor Premises, for a total of 49,396 rentable square feet; provided, however, certain Lease terms applicable to the Fourth Floor Premises shall be different from certain Lease terms applicable to the Existing Premises, as more particularly described in this Amendment.
3.Term. For purposes of this Amendment, the “Fourth Floor Effective Date” shall be the date of Substantial Completion (defined below) of the Landlord Work (defined below) in the Fourth Floor Premises. Provided an Event of Default does not exist under the Lease, the Term of the Lease relative to the Fourth Floor Premises shall commence on the Fourth Floor Effective Date and expire on the last day of the seventy-second (72nd) month following the Fourth Floor Effective Date (the “Fourth Floor Expiration Date”) (the period from the Fourth Floor Effective Date and the Fourth Floor Expiration Date is

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referred to herein as the “Fourth Floor Premises Term”). The parties agree that the target Fourth Floor Effective Date is the date one hundred twenty (120) days following the Second Amendment Effective Date. For purposes of clarification, it is understood that the Fourth Floor Premises Term shall be and is different from the Term applicable to the Existing Premises. The Term for the Existing Premises shall remain unchanged by this Amendment. Upon Landlord’s request, Tenant shall execute and deliver a written agreement specifying the Fourth Floor Effective Date in substantially the form set forth in Exhibit C. If Landlord, for any reason, cannot deliver possession of the Fourth Floor Premises to Tenant on the above-referenced target Fourth Floor Effective Date, then the Fourth Floor Effective Date, Fourth Floor Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord’s delivery of possession of the Fourth Floor Premises to Tenant; provided, however, that (i) if Landlord cannot deliver possession of the Fourth Floor Premises to Tenant within forty-five (45) days following the above-referenced target Fourth Floor Effective Date, and such delay is not caused or contributed to by Tenant , then Tenant shall receive one (1) additional day of abated Basic Rent for the Fourth Floor Premises for each day of delay in the delivery of possession of the Fourth Floor Premises beyond such forty five (45) day period, and (ii) if Landlord cannot deliver possession of the Fourth Floor Premises to Tenant within ninety (90) days following the above-referenced target Fourth Floor Effective Date, and such delay is not caused or contributed to by Tenant then Tenant may, in its sole discretion, elect to Terminate this Amendment with respect to the Fourth Floor Premises only. Subject to the immediately preceding sentence, any such delay shall not relieve Tenant of its obligations under this Amendment, and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession.
4.Landlord Work. Landlord shall construct and install in the Fourth Floor Premises the Landlord Work described on the attached Exhibit B (“Landlord Work”). Landlord shall bear the costs of such Landlord Work up to but not in excess of the Allowance (as defined on Exhibit B). The cost to Landlord of space planning, engineering or construction drawings, construction management fees not to exceed 5% of the total cost of the Landlord Work, construction permits and all other out-of-pocket reasonable expenses incurred by Landlord in constructing Landlord Work shall be paid by Landlord from the Allowance. Tenant shall bear all costs in excess of such Allowance.
5.Base Work. In addition to the Landlord Work, Landlord shall perform the following improvements to the Fourth Floor Premises, at Landlord’s sole cost and expense, as more particularly described on Exhibit B-1 attached hereto: (i) the HVAC work in the Fourth Floor Premises; (ii) demand control ventilation, AHU, VFD and controls upgrade, (iii) DDC controls for terminal units ; (iv) repair or replace, as needed, window blinds; and (v) a unisex ADAcompliant restroom for Tenant’s use within, and as part of, the Premises. In addition to the above, should the existing fourth floor water fountain not meet code at the time of the Fourth Floor Effective Date, Landlord will install, at its sole cost, one code compliant water fountain.
6.Rent. From and after the Fourth Floor Effective Date, Basic Rent for the Fourth Floor Premises shall be as follows:

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Period	$ per RSF	Monthly Basic Rent	Annual Basic Rent
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

*    Provided an Event of Default does not exist under the Lease, Landlord shall forgive payment of monthly installment of Basic Rent for the Fourth Floor Premises for six (6) consecutive months as shown above (rent abatement value equaling [***]). In the event Tenant commits an Event of Default beyond any applicable cure or grace period, then in addition to the remedies set out in Section 18 of the Lease, Landlord shall be entitled to recover from Tenant the full value of all such abated Basic Rent.
**     Six (6) months
For purposes of clarification, it is understood that the Basic Rent for the Fourth Floor Premises shall be and is different from the Basic Rent applicable to the Existing Premises. Basic Rent for the Existing Premises shall remain unchanged by this Amendment.
7.Tenant’s Proportionate Share. Tenant’s Proportionate Share for the Fourth Floor Premises shall be 20.41% [19,355 divided by 94,821). The Expense Stop for the Fourth Floor Premises shall be Operating Costs for the Fourth Floor Premises for the calendar year 2015 (grossed up as provided in Section 4(b)(6) of the Lease). The Base Tax Year for the Fourth Floor Premises shall be calendar year 2015. For purposes of clarification, it is understood that the Expense Stop and the Base Tax Year for the Fourth Floor Premises shall be and is different from the Expense Stop and Base Tax Year applicable to the Existing Premises. The Expense Stop and Base Tax Year for the Existing Premises shall remain unchanged by this Amendment. For purposes of clarification , Tenant shall pay Additional Rent and all other charges as described in Section 4(b) for the Fourth Floor Premises in the same manner as previously set out in the Lease, subject to such different Expense Stop and Base Tax Year.
8.Expiration of Termination Option. Section 26(a) of the Lease titled “Termination Option” is deleted and of no further force or effect. For the purposes of clarification, the parties acknowledge and agree that Tenant has no Termination Option with respect to any portion of the Premises, specifically including the Fourth Floor Premises.
9.Signage. Section 26(b) of the Lease is hereby deleted as originally drafted and replaced with the following:
Landlord shall provide and install and maintain at its sole cost, Building standard suite entry signage at the main entry to the Premises and in the directory of the Building identifying Tenant as occupying the Premises. So long as (i) no Event of Default exists

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under this Lease, (ii) Tenant remains in occupancy of not less than one (1) full floor in the Building, then (A) Landlord shall identify Tenant on the building’s monument sign, and (B) Tenant shall be entitled to install, maintain and repair one (1) Building exterior sign in a location designated by Landlord and reasonably approved by Tenant. For so long as Tenant remains in occupancy of not less than two (2) full floors in the Building, then the right to the exterior Building-mounted signage shall be exclusive to Tenant, and Tenant shall be entitled to one hundred percent (100%) of the allocated amount of exterior signage as permitted for the Building by all rules and regulations, including all applicable governmental rules and regulations. For so long as Tenant remains in occupancy of less than two (2) full floors in the Building but not less than one (1) full floor in the Building, then the right to the exterior Building-mounted signage shall be non-exclusive to Tenant, and Tenant shall be entitled to thirty-three percent (33%) of the allocated amount of exterior signage as permitted for the Building by all rules and regulations, including all applicable governmental rules and regulations. Tenant’s rights to the Building signage shall not apply to any subtenant or assignee or all or any part of the Lease other than a Permitted Transferee as defined in Section 10(h) of the Original Lease. All costs and expenses associated with the exterior sign shall be the responsibility of Tenant, including without limitation, (i) all manufacturing and installation costs, (ii) all electrical costs if the sign is illuminated, and (iii) all costs associated with the removal of the sign, including without limitation all repairs to the Building necessary as a result of such removal. All signs, including without limitation, the lettering, colors, design and size of each sign, are subject to Landlord’s prior written consent, which may not be unreasonably withheld, conditioned or delayed, and shall comply with all applicable laws, regulations and ordinances, including without limitation, the master sign ordinance of the city in which the Premises are located. Tenant, with the reasonable cooperation of Landlord (at no cost to Landlord) shall be responsible for ensuring that the exterior signage referenced above complies with the applicable master sign ordinance of the city in which the Premises are located. Any changes requested by Tenant to the initial directory or suite signage shall be made at Tenant’s sole cost and expense and shall be subject to Landlord’s reasonable approval. Subject to Tenant’s right to an exterior sign described above, Landlord may install such other signs, advertisements, notices or tenant identification information on the Building directory or other areas of the Building, as it shall reasonably deem necessary or proper, provided the foregoing shall not materially and negatively impact Tenant’s signage. Landlord may immediately remove any sign(s) placed by Tenant in material violation of this paragraph, provided Landlord first gives written notice of such violation to Tenant and allows Tenant a period of thirty (30) days to cure.
10.Renewal Options. Section26(c) of the Lease shall only apply to the Existing Premises. A new Section 26(g) is hereby added to the Lease to provide as follows:
(a)Provided no Event of Default exists under the Lease, and further provided Tenant has not subleased or assigned all or any portion of the Fourth Floor Premises other than to a Permitted Transferee as defined in Section 10(h) of the Original Lease, Tenant shall have two (2) options (each an “Fourth Floor Premises Renewal Option”) to extend the Fourth Floor Premises Term for periods of three (3) years each (each an “Fourth Floor Premises Renewal Period”). The Fourth Floor Premises Renewal Period shall commence at 12:00 a.m. on the day immediately following the Fourth Floor Premises Expiration Date or the expiration of the first Fourth Floor Premises Renewal Period, as applicable, (the “Fourth Floor

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Premises Renewal Period Commencement Date”) and end at 11:59 p.m. on the day immediately preceding the three (3) year anniversary of the Fourth Floor Premises Renewal Period Commencement Date. As a condition of Tenant’s exercise of its option for an Fourth Floor Premises Renewal Period, Tenant must satisfy the following conditions:
(A)Tenant must notify Landlord, in writing, of its intention to exercise the Fourth Floor Premises Renewal Option not later than two hundred seventy (270) days prior to the Fourth Floor Premises Expiration Date (in the case of the first Fourth Floor Premises Renewal Option) or not later than two hundred seventy (270) days prior to the expiration of the first Fourth Floor Period Renewal Period (in the case of the second Fourth Floor Premises Renewal Option)
(B)The Basic Rent during the Fourth Floor Premises Renewal Period shall equal either (1) a rental rate mutually agreed to between Landlord and Tenant or (2) the Current Market Rental Rate (hereinafter defined), as determined in accordance with paragraph (b) below, multiplied by the number of rentable square feet in the Fourth Floor Premises.
(C)Tenant shall continue to pay to Landlord Additional Rent during any Fourth Floor Premises Renewal Period under the same terms and conditions as described in the Lease.
(D)Unless otherwise agreed in writing by the parties, Basic Rent shall continue to increase at the rate of [***] annually during the Fourth Floor Premises Renewal Period.
(E)Failure by Tenant to timely satisfy the conditions set out hereinabove for the Fourth Floor Premises Renewal Period shall result in the termination of the Fourth Floor Premises Renewal Options.
(b)Landlord and Tenant shall endeavor in good faith within the sixty (60) days following Tenant’s notice of its intention to exercise the Fourth Floor Premises Renewal Option to agree upon a rental rate for the Fourth Floor Premises Renewal Period. However, if Landlord and Tenant are unable to agree within such sixty (60) day period, then Landlord and Tenant shall each within the next fifteen (15) days name an appraiser to represent them, and the two so appointed shall endeavor to jointly agree on the then Current Market Rental Rate of the Fourth Floor Premises (including the fixed percentage rate for annual rent increases). As used in this Lease, “Current Market Rental Rate” shall mean the market annual gross rental rate per square foot for renewals of existing leases, for the applicable space and for the time as to which such rate is being determined, that a willing tenant would pay and a willing landlord would accept, in arm’s length bona fide negotiations (for renewal leases taking into consideration all relevant factors for renewal leases including, without limitation, the following factors: rent being charged in other similar office buildings located in the Southpark submarket of

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Charlotte, North Carolina for comparable tenants, for renewal leases then being entered into for comparable space to the Premises; location, quality, amenities, age and reputation of the buildings in which the space being compared is located; use and size of the space under comparison; location and/or floor level of the subject space and any comparison space within their respective buildings; extent of services provided or to be provided; extent and condition of leasehold improvements in the subject space and in any comparison space; abatements pertaining to the subject space and to any comparison space (including with respect to base rental, operating expense and/or real estate taxes); inclusion of parking charges in rental, if applicable; lease takeovers/assumptions by the landlord of the comparison space, if applicable; moving allowances granted, if any, in connection with the subject space and with respect to any comparison space; relocation allowances granted, if any, in connection with the subject space and with respect to the comparison space; club memberships granted, if any; construction, refurbishment and repainting allowances granted, if any, in connection with the subject space and with respect to any comparison space; any other concessions or inducements in connection with the subject space and with respect to any comparison space; term or length of lease of subject space and of any comparison space; overall creditworthiness of Tenant and tenants in comparable space; the time the particular rental rate under consideration was agreed upon and became or is to become effective; and payment of a leasing commission, fees, bonuses or other compensation whether to Tenant’s representatives or to Landlord, or to any person or entity affiliated with Tenant or Landlord, or otherwise. If Tenant requests improvements or allowance and Landlord agrees to fund such improvements or allowance, the Current Market Rental Rate will be determined factoring Landlord’s costs of providing such improvements or allowance. If either Landlord or Tenant fails to designate by written notice to the other its appraiser in the time stated, the one properly appointed shall be empowered to set the then Current Market Rental Value of the Fourth Floor Premises. If the two are appointed and are unable to agree within thirty (30) days after their appointment, they shall appoint a third appraiser, who shall be empowered to choose from the two (2) current market rental values proposed by Landlord’s appraiser and Tenant’s appraiser and the one chosen shall be the then Current Market Rental Rate of the Fourth Floor Premises. All appraisers must be MAI qualified with at least ten (10) years’ experience with commercial office space in the Southpark submarket of Charlotte, North Carolina. Each party shall bear the costs of its own appraiser; all other costs of the arbitration shall be shared equally between Landlord and Tenant.
11.Right of First Offer. The Right of First Offer contained in Section 26(d) of the Lease shall remain unchanged and continue in full force and effect following the expiration of the Term of the Lease applicable to the Existing Premises, throughout the remainder of the Fourth Floor Premises Term so long as Tenant is leasing the entire Fourth Floor Premises and otherwise subject to the terms contained in Section 26(d).
12.Right of Refusal. The Right of First Refusal contained in Section 26(e) of the Lease shall remain unchanged and continue in full force and effect following the expiration of the Term of the Lease applicable to the Existing Premises, throughout the remainder of the Fourth Floor Premises Term so long as Tenant is leasing the entire Fourth Floor Premises and otherwise subject to the terms contained in Section 26(e).

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13.Brokerage. Landlord and Tenant recognize Jones Lang LaSalle (“Tenant Broker”) as the exclusive representative of Tenant with respect to this Amendment. Except for Tenant Broker, Tenant has not dealt with any other broker and hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all liabilities, claims, commissions, fees and other costs (including without limitation reasonable attorneys’ fees) arising out of a breach of the foregoing representation. Landlord shall only be responsible for the payment of commissions to Tenant Broker as provided for under a separate agreement and then only as provided in such agreement.
14.Lender Approval. This Amendment is conditioned upon Landlord obtaining the consent of its mortgage lender to the making of this Amendment. Landlord shall use commercially reasonable efforts to expeditiously obtain its lender’s written consent to this Amendment. If despite using such commercially reasonable efforts, Landlord is unable to obtain its lender’s written consent to this Amendment within thirty (30) days of the date set out above, then either party shall have the right to terminate this Amendment by written notice to the other party on or prior to the receipt by Landlord of such consent.
15.Confidentiality. Tenant acknowledges and agrees that the terms of this Amendment are confidential and constitute propriety information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord’s relationship with other tenants in the Project. Tenant agrees that it and its partners, officers , directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Amendment to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s reasonable discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.
16.Additional Provisions. This Amendment will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which shall constitute one and the same instrument. Signatures on this Amendment transmitted by facsimile or “ pdf ‘shall be considered originals for all purposes. This Amendment shall be governed and construed in accordance with laws of the State of North Carolina. If any clause or provision of this Amendment is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and it is also the intention of the parties to this Amendment that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Amendment a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and legal, valid and enforceable. Each party hereto warrants and represents that each party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Amendment and has had ample opportunity to read, review, and understand the provisions of this Amendment. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have prepared or imposed such provision.
SIGNATURE PAGE ATTACHED HERETO

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IN WITNESS WHEREOF, the undersigned have executed the foregoing instrument the day and year first above written.
LANDLORD:
TDC GREEN SOUTHPARK, LLC, a Delaware limited liability company
By: Greenfield TDC, LLC, a Delaware limited liability company, its CoManaging Member
By: Greenfield Acquisition Partners VII, L.P., a Delaware limited partnership, its Sole Member
By: GAP VII Management, L.L.C., a Delaware limited liability company, its General Partner
By: /s/ Barry P. Marcus
Name: Barry P. Marcus
Title: Senior Vice President
TENANT:
QUICKEN LOANS INC., a Michigan corporation
By: /s/ William C. Emerson
Name: William C. Emerson
Title: Chief Executive Officer

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EXHIBIT A
THE FOURTH FLOOR PREMISES

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EXHIBIT B
WORK LETTER
This Exhibit B is attached to and made a part of the Second Amendment to Lease by and between TDC GREEN SOUTHPARK, LLC (“Landlord”) and QUICKEN LOANS INC. (“Tenant”) for space in the Building located at 6135 Park South Drive, Charlotte, North Carolina. Capitalized terms set out herein shall have the same meaning as set out in the Lease, unless otherwise defined herein.
1.    This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Fourth Floor Premises for Tenant’s occupancy. All improvements described in this Work Letter to be constructed in and upon the Fourth Floor Premises by Landlord are hereinafter referred to as the “Landlord Work.” It is agreed that construction of the Landlord Work will be completed at Tenant’s sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into a direct contract for the Landlord Work with Smith Harris, or such other architect selected by Landlord and reasonably acceptable to Tenant, and HarkerDoerre, LLC, or such other general contractor selected by Landlord and reasonable acceptable to Tenant. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.
2.    Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (“Plans”) necessary to construct the Landlord Work, which Plans shall be subject to approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Landlord’s architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. To the extent a deviation from such requirements is necessary to comply with the Americans with Disabilities Act, Landlord will work cooperatively and in good faith to find an acceptable deviation. Tenant shall be responsible for all elements of the design of Plans (including, without limitation, compliance with law, functionality of design , the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Plans shall in no event relieve Tenant of the responsibility for such design. Tenant shall be solely responsible for ensuring that the Fourth Floor Premises comply with the Americans with Disabilities Act; provided, however, Tenant shall not be responsible for ensuring the base building construction is compliant with the Americans with Disabilities Act. If requested by Tenant, Landlord’s architect will prepare the Plans necessary for such construction at Tenant’s cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. Tenant will deliver the initial Plans, approved by Tenant, to Landlord. Tenant has assured itself by direct communication with the architect and engineers (Landlord ‘s or its own, as the case may be) that the final approved Plans can be delivered to Landlord on or before the date fifteen (15) days following the date of this Amendment (the “Plans Due Date”). Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord on or before said Plans Due Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans within the required time limit. Time is of the essence in respect to preparation and submission of Plans by Tenant. In the event the Plans are not fully completed and delivered by the Plans Due Date, Tenant shall be responsible for one (1) day of delay for each day during the period beginning on the day following the Plans

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Due Date and ending on the date completed Plans are delivered. In the event such delay results in higher minimum costs of construction and/or higher actual construction costs which exceed the Allowance , such increased estimate or cost shall be deemed Excess Costs (hereinafter defined) and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, within ten (10) days after demand for such sums. (The word “architect” as used in this Exhibit B shall include an interior designer or space planner.)
3.    In the event Landlord’s estimate and/or the actual cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor’s fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.
4.    In the event Landlord’s estimate and/or the actual reasonable cost of construction shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, within thirty (30) days after demand for such sums. The statements of costs submitted to Landlord by Landlord’s contractors shall be presumed conclusive for purposes of determining the actual reasonable cost of the items described therein, provided, however, that with respect to an estimate, Tenant may object to such statements by written notice to Landlord within five (5) days following receipt of such statements, in which case the parties shall cooperate in determining the reasonableness of such statement, and, if the parties are unable to agree, they shall engage an experienced third-party construction professional to determine the conclusive amount of the Excess Costs. The amounts payable by Tenant hereunder constitute Additional Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.
5.    If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within three (3) business day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Fourth Floor Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Fourth Floor Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any delay in completion of the Fourth Floor Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, within thirty (30) days after demand for such sums.
Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of Substantial Completion (as hereinafter defined) of the Landlord Work.

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“Substantial Completion” shall mean the Premises have been constructed according to the plans and specifications (except for minor punch list items to be completed) as reasonably determined by Landlord and receipt of a temporary or permanent certificate of occupancy.
6.    Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the “Allowance”) in an amount not to exceed [***] to be applied toward the cost of the Landlord Work in the Fourth Floor Premises. In the event the Allowance shall not be sufficient to complete the Landlord Work, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in paragraph 4 above. The cost to Landlord of space planning, engineering or construction drawings , construction management fees, construction permits and all other actual out-of-pocket expenses incurred by Landlord in constructing Landlord Work shall be paid from the Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Landlord Work in an amount equal to [***] of the total cost of the Landlord Work.

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EXHIBIT B-1
HVACWORK
3601 Performance Road
Charlotte, North Carolina 28214
704-357-1200
February 26, 2015
Bill Hilils
Jones Lang LaSalle
6060 Piedmont Row Drive Suite 522
Charlotte, NC 28287
SUBJECT:    Two Southpark Center Level 4 Box Replacement Proposal
This scope of work is based on a site survey of the 4th floor at the Two Southpark Center and our recommendation to replace the existing boxes.
Scope of Work:
1.    Demolition and removal of (7) existing fan powered boxes with (7) duct heaters and (8) cooling only VAVs
2.    Furnish and install the following equipment ( 4-5 week lead time):
a.    (8) new cooling only boxes
b.    (7) fan powered boxes with electric heaters (single point power connections)
3.    Furnish and install new discharge air duct transitions.
4.    Furnish and install new digital controllers, control wiring, programming and graphics update.
5.    Demolition of existing pneumatic lines serving this floor.
6.    Start up and check out of the new boxes
Exclusions and Clarifications:
1.    We assume that the base building controls upgrade has already taken place and there is an existing JACE to tie into. If a new JACE needs to be installed please add [***].
2.    We not electrical disconnect and/or reconnect of the new fan powered boxes.

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3.    We believe the existing boxes have dual point power connections. One for connection for the duct heater and one for the fan motor. The new style boxes require single point power connection. The electrical connection for the heater can be used to power the new boxes; however, the electrical associated with the fan will need to be demolished. Neither of these electrical costs are included in this proposal.
4.    We do not include test and balance.
5.    All work is to be performed during normal business hours.

Scope of Work Costs	[***]
Added cost for new JACE (Clarification 1)	[***]
Deduct If discharge supply air duct does not need to be reconnected	[***]

Thank you for the opportunity to offer this proposal. If you have any questions or require additional information, please call me at [***].
Sincerely,
McKENNEY’S INC.
Brett Ross, PE. LEED AP
Sr. Project Manager
MCK Project Estimate Number: 2015-0105

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EXHIBIT C
Commencement Date Agreement (Fourth Floor Premises)
This Commencement Date Agreement (this “Agreement”) made this ___ day of ____________, 2015, by and between TDC GREEN SOUTHPARK, LLC, a Delaware limited liability company (“ Landlord”) and QUICKEN LOANS INC., a Michigan corporation (“Tenant”).
WITNESSETH
WHEREAS, on March ___ , 2015, Landlord and Tenant entered into a Second Amendment to Lease Agreement (the “Amendment”) relating to the building and premises located at Two SouthPark Center, 6135 Park South Drive, Charlotte, North Carolina. Capitalized terms used herein without definition have the meaning specified within the Amendment.
WHEREAS, on _____________, 2015, Tenant accepted delivery of the Fourth Floor Premises and therefore, pursuant to Section 3 of the Amendment, the Fourth Floor Premises Term has commenced; and
WHEREAS, the parties desire to confirm the Fourth Floor Premises Commencement Date and the Fourth Floor Premises Expiration Date.
NOW THEREFORE, in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:
(1)    The Fourth Floor Premises Commencement Date is _____________ ____, 2015.
(2)    Basic Rent for the Fourth Floor Premises commences on _____________ ____, 20
(3)    The Fourth Floor Premises Expiration Date is _____________ ____, 20______.
(4)    The Lease is in full force and effect and is hereby ratified and confirmed.
SIGNATURE PAGE ATTACHED HERETO

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IN WITNESS WHEREOF, the undersigned have executed the foregoing instrument the day and year first above written.
LANDLORD:
TDC GREEN SOUTHPARK, LLC, a Delaware limited liability company
By: Greenfield TDC, LLC, a Delaware limited liability company, its CoManaging Member
By: Greenfield Acquisition Partners VII, L.P., a Delaware limited partnership, its Sole Member
By: GAP VII Management, L.L.C., a Delaware limited liability company, its General Partner
By:
Name:
Title:
TENANT:
QUICKEN LOANS INC., a Michigan corporation
By:
Name:
Title:

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